Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 9, 2024, Progress Software Corporation (“Progress” or the “Company”) and Cloud Software Group, Inc. and its subsidiaries (the “Seller” or “Cloud”) entered into a definitive agreement (the “Purchase Agreement”) for the sale of certain assets and liabilities that comprise the ShareFile Business (“ShareFile”). The transaction between Progress and Cloud closed on October 31, 2024 for an aggregate purchase price of $875.0 million in cash, subject to a $25.0 million working capital credit and certain customary adjustments (the “Purchase Price”), and was funded through $730.0 million in borrowings under an existing $900.0 million revolving credit facility and cash on hand, resulting in a payment at closing of $852.7 million (the “Acquisition”). The following unaudited pro forma condensed combined consolidated financial statements of Progress and ShareFile have been prepared to give effect to the Acquisition of ShareFile by the Company.

The following unaudited pro forma condensed combined financial information is based on: (i) the unaudited historical condensed consolidated financial information of Progress and the audited abbreviated financial information of ShareFile as of and for the nine months ended August 31, 2024 and September 1, 2024, respectively; and (ii) the audited historical consolidated financial information of Progress and the unaudited historical financial information of ShareFile for the year ended November 30, 2023 (the fiscal year end of both Progress and ShareFile). The unaudited pro forma condensed combined statements of operations for the nine months ended August 31, 2024 and for the year ended November 30, 2023 have been prepared to reflect the Acquisition as though it occurred on December 1, 2022, including the related financing. The unaudited pro forma condensed combined balance sheet as of August 31, 2024 has been prepared to reflect the Acquisition as though it occurred on August 31, 2024, including the related financing.

The Acquisition has been accounted for by using the acquisition method of accounting for the business combination. Accordingly, consideration paid by the Company to complete the Acquisition was allocated to ShareFile’s assets and liabilities based upon their estimated fair values as of the date of completion of the Acquisition. The pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available along with the completion of the purchase price allocation and as additional analyses are performed, and have been made solely for the purpose of providing the pro forma financial information presented below. The unaudited pro forma condensed combined financial information does not reflect any adjustment for costs of, or related liabilities for, any integration and similar activities, or benefits, including potential synergies that may be derived in future periods, from the Acquisition.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual combined results of operations or the combined financial position of the combined company would have been had the Acquisition and related financing occurred on the dates assumed, nor is the pro forma condensed combined financial information necessarily indicative of future combined results of operations or combined financial position. The unaudited pro forma condensed combined financial information is based upon available information and certain assumptions that the Company believes are reasonable, as described in the accompanying notes that should be read in conjunction with the pro forma condensed combined financial information.

The Unaudited Pro Forma Condensed Combined Balance Sheet has been compiled from and should be read in conjunction with the following sources:

•The financial information for Progress has been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and extracted without adjustment from the Company’s unaudited condensed consolidated balance sheet as of August 31, 2024, contained in the Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on October 8, 2024.

•The financial information for ShareFile has been prepared in accordance with U.S. GAAP and derived without adjustment from ShareFile’s audited statement of assets acquired and liabilities assumed as of September 1, 2024, attached as Exhibit 99.1 to this Current Report on Form 8-K/A.

The Unaudited Pro Forma Condensed Combined Statements of Operations have been compiled from and should be read in conjunction with the following sources:

•The financial information for Progress has been prepared in accordance with U.S. GAAP and extracted without adjustment from: (i) the Company’s unaudited condensed consolidated statement of operations for the nine-month period ended August 31, 2024, contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 8, 2024 and; (ii) the Company’s s audited consolidated statement of operations for the fiscal year ended

November 30, 2023, contained in the Company’s Annual Report on Form 10-K filed with the SEC on January 26, 2024.

•The financial information for ShareFile has been prepared in accordance with U.S. GAAP and derived without adjustment from: (i) ShareFile’s audited statement of revenues and direct expenses for the nine months ended September 1, 2024, attached as Exhibit 99.1 to this Current Report on Form 8-K/A; and (ii) the unaudited historical financial information of ShareFile for the year ended November 30, 2023 as presented in the Unaudited Pro Forma Condensed Combined Statements of Operations, which is based on the records kept by Cloud. Such historical financial statements are not required per Rule 3-05 of Regulation S-X given the use of the nine-month accommodation per Rule 3-06 of Regulation S-X that is used to meet the 1-year requirement per Rule 3-05 of Regulation S-X.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of August 31, 2024

(in thousands, except share data)	Progress Historical (unaudited)	ShareFile Historical (audited)	Transaction Accounting and Financing Adjustments	Note	Pro Forma (unaudited)
Assets
Current assets:
Cash and cash equivalents	$232,713	$—	$(134,802)	(a)(b)	$97,911
Accounts receivable (less allowance of $791)	87,680	—	—		87,680
Unbilled receivables	35,163	—	—		35,163
Other current assets	33,001	8,486	(4,912)	(c)	36,575
Total current assets	388,557	8,486	(139,714)		257,329
Long-term unbilled receivables	34,636	—	—		34,636
Property and equipment, net	12,574	51	—		12,625
Intangible assets, net	284,706	310,811	153,189	(e)	748,706
Goodwill	832,748	—	455,717	(f)	1,288,465
Right-of-use lease assets	12,853	—	5,535	(d)	18,388
Deferred tax assets	41,078	—	22,126	(g)	63,204
Other assets	12,732	18,022	(18,009)	(c)(d)	12,745
Total assets	$1,619,884	$337,370	$478,844		$2,436,098
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,781	$—	$—		$10,781
Short-term deferred revenue, net	218,036	89,341	—		307,377
Accrued compensation and related taxes	43,919	—	—		43,919
Dividends payable to stockholders	8,423	—	—		8,423
Short-term operating lease liabilities	8,873	—	2,552	(d)	11,425
Other accrued liabilities	24,876	2,794	(2,552)	(d)	25,118
Total current liabilities	314,908	92,135	—		407,043
Long-term deferred revenue, net	67,348	2,852	—		70,200
Convertible senior notes, net	795,282	—	—		795,282
Long-term debt, net	—	—	730,000	(b)	730,000
Long-term operating lease liabilities	8,597	3,327	—		11,924
Deferred tax liabilities	3,765	—	—		3,765
Other noncurrent liabilities	4,372	—	—		4,372
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized, 10,000,000 shares; issued, none	—	—	—		—
Common stock, $0.01 par value; authorized, 200,000,000 shares; issued and outstanding, 42,899,041 shares	429	—	—		429
Additional paid-in capital	338,594	—	—		338,594
Retained earnings	119,241	—	(12,100)	(a)	107,141
Accumulated other comprehensive loss	(32,652)	—	—		(32,652)
Total stockholders’ equity	425,612	—	(12,100)		413,512
Total liabilities and stockholders’ equity	$1,619,884	$98,314	$717,900		$2,436,098

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended August 31, 2024

(in thousands, except per share data)	Progress Historical (unaudited)	ShareFile Historical (audited)	Transaction Accounting and Financing Adjustments	Note	Pro Forma (unaudited)
Revenue:
Software licenses	$175,929	$—	$—		$175,929
Maintenance and services	362,519	183,584	—		546,103
Total revenue	538,448	183,584	—		722,032
Costs of revenue:
Cost of software licenses	7,928	—	—		7,928
Cost of maintenance and services	64,452	73,075	(36,840)	(e)	100,687
Amortization of acquired intangibles	21,564	—	12,750	(e)	34,314
Total costs of revenue	93,944	73,075	(24,090)		142,929
Gross profit	444,504	110,509	24,090		579,103
Operating expenses:
Sales and marketing	114,141	56,774	(18,878)	(e)	152,037
Product development	105,143	32,435	—		137,578
General and administrative	63,830	16,994	—		80,824
Amortization of acquired intangibles	47,515	—	36,964	(e)	84,479
Cyber incident and vulnerability response expenses, net	4,950	—	—		4,950
Restructuring expenses	3,308	9,802	—		13,110
Acquisition-related expenses	3,114	—	—		3,114
Total operating expenses	342,001	116,005	18,086		476,092
Income (loss) from operations	102,503	(5,496)	6,004		103,011
Other (expense) income:
Interest expense	(21,116)	—	(36,566)	(b)	(57,682)
Interest income and other, net	3,448	—	—		3,448
Foreign currency loss, net	(2,821)	—	—		(2,821)
Total other expense, net	(20,489)	—	(36,566)		(57,055)
Income (loss) before income taxes	82,014	(5,496)	(30,562)		45,956
Provision (benefit) for income taxes	14,723	—	(8,654)	(i)	6,069
Net income (loss)	$67,291	$(5,496)	$(21,908)		$39,887

Earnings per share:
Basic	$1.55	$—	$—		$0.92
Diluted	$1.52	$—	$—		$0.90
Weighted average shares outstanding:
Basic	43,296	—	—		43,296
Diluted	44,167	—	—		44,167

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended November 30, 2023

(in thousands, except per share data)	Progress Historical (audited)	ShareFile Historical (unaudited)	Transaction Accounting and Financing Adjustments	Note	Pro Forma (unaudited)
Revenue:
Software licenses	$220,789	$—	$—		$220,789
Maintenance and services	473,650	212,571	—		686,221
Total revenue	694,439	212,571	—		907,010
Costs of revenue:
Cost of software licenses	11,153	—	—		11,153
Cost of maintenance and services	85,255	95,936	(49,120)	(e)	132,071
Amortization of acquired intangibles	30,169	—	17,000	(e)	47,169
Total costs of revenue	126,577	95,936	(32,120)		190,393
Gross profit	567,862	116,635	32,120		716,617
Operating expenses:
Sales and marketing	156,076	75,308	(25,171)	(e)	206,213
Product development	132,401	44,051	—		176,452
General and administrative	83,157	25,102	8,500	(h)	116,759
Amortization of acquired intangibles	66,430	—	49,286	(e)	115,716
Restructuring expenses	8,407	—	—		8,407
Acquisition-related expenses	4,704	—	12,100	(a)	16,804
Cyber incident and vulnerability response expenses, net	6,164	—	—		6,164
Total operating expenses	457,339	144,461	44,715		646,515
Income (loss) from operations	110,523	(27,826)	(12,595)		70,102
Other (expense) income:
Interest expense	(30,780)	—	(48,710)	(b)	(79,490)
Interest income and other, net	2,538	—	—		2,538
Foreign currency loss, net	(2,624)	—	—		(2,624)
Total other expense, net	(30,866)	—	(48,710)		(79,576)
Income (loss) before income taxes	79,657	(27,826)	(61,305)		(9,474)
Provision (benefit) for income taxes	9,460	—	(21,391)	(i)	(11,931)
Net income (loss)	$70,197	$(27,826)	$(39,914)		$2,457

Earnings per share:
Basic	$1.62	$—	$—		$0.06
Diluted	$1.57	$—	$—		$0.06
Weighted average shares outstanding:
Basic	43,456	—	—		43,456
Diluted	44,658	—	—		44,658

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information presents the pro forma balance sheet and results of operations of the combined company based upon the historical financial statements of the Company and the abbreviated financial statements of ShareFile, after giving effect to the Acquisition and adjustments described in these footnotes, and are intended to reflect the impact of the Acquisition on the Company.

The unaudited pro forma condensed combined statements of operations for the nine months ended August 31, 2024 and for the year ended November 30, 2023 give effect to the Acquisition as though it had been consummated on December 1, 2022, including the related financing. The unaudited pro forma condensed combined balance sheet as of August 31, 2024 gives effect to the Acquisition as though it had been consummated on August 31, 2024, including the related financing. The Company funded the Acquisition with $730.0 million in borrowings under an existing $900.0 million revolving credit facility and cash on hand, resulting in a payment at closing of $852.7 million.

The Acquisition was accounted for using the acquisition method of accounting in accordance with Accounting Standard Codification 805 - Business Combinations, and the Company’s cost to acquire ShareFile has been allocated to the assets acquired and liabilities assumed based upon respective preliminary estimate of fair values as of the date of the Acquisition using assumptions that the Company’s management believes are reasonable given the information currently available. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and determining appropriate discount rates. The excess of the Purchase Price over the estimated amounts of net assets as of the effective date of the Acquisition was allocated to goodwill in accordance with the accounting guidance. The preliminary fair value estimates of the net assets acquired are based upon preliminary calculations and valuations, and those estimates and assumptions are subject to change as we obtain additional information for those estimates during the measurement period (up to one year from the acquisition date).

Based on the Company’s preliminary review of ShareFile’s summary of significant accounting policies disclosed in the abbreviated financial statements, the nature and amount of any adjustments to conform its accounting policies to those of Progress are not expected to be significant.

The unaudited pro forma condensed combined statements of operations do not reflect the cost of any integration activities or benefits from the Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on Progress’ consolidated results of operations in periods following the completion of the Acquisition.

Note 2: Transaction Summary

The Purchase Price to complete the Acquisition was approximately $875.0 million in cash, subject to a $25.0 million working capital credit and certain customary adjustments as further described in the Purchase Agreement, and was funded through $730.0 million in borrowings under an existing $900.0 million revolving credit facility and cash on hand, resulting in a payment at closing of $852.7 million.

The Purchase Price has been allocated to ShareFile’s tangible assets, identifiable intangible assets, and assumed liabilities based on their estimated fair values assuming the Acquisition was consummated on August 31, 2024. The excess of the Purchase Price over the tangible assets, identifiable intangible assets, and assumed liabilities will be recorded as goodwill. The Company’s estimates and assumptions in determining the estimated fair values of certain assets and liabilities are preliminary and are subject to change.

The total estimated Purchase Price was allocated as follows:

(in thousands)
Other current assets	$3,574
Property, plant and equipment	51
Customer relationships	318,000
Purchased technology	119,000
Trade name	27,000
Right-of-use lease assets and other assets	5,548
Deferred tax assets	22,126
Short-term deferred revenue, net	(89,341)
Short-term operating lease liabilities and other accrued liabilities	(2,794)
Long-term deferred revenue, net	(2,852)
Long-term operating lease liabilities	(3,327)
Total identifiable net assets	396,985
Goodwill	455,717
Fair value of total consideration transferred	$852,702

The preliminary fair value of the intangible assets has been estimated using the income approach in which the after-tax cash flows are discounted to present value. The cash flows are based on estimates used to price the Acquisition, and the discount rates applied were benchmarked with reference to the implied rate of return from the transaction model as well as the weighted average cost of capital.

Acquisition-related transaction costs (e.g., advisory, legal, valuation, and other professional fees) and related charges are not included as a component of consideration transferred, but are required to be expensed as incurred. Acquisition-related transaction costs of $12.1 million and transition services agreement costs of $8.5 million are reflected in the unaudited pro forma condensed combined financial information as described in tickmarks 3(a) and 3(h) in Note 3: Transaction Accounting and Financing Adjustments.

Note 3: Transaction Accounting and Financing Adjustments

(a)	Reflects the cash payment of $852.7 million to Seller upon closing of the Acquisition and $12.1 million of transaction costs paid by the Company in connection with the Acquisition that were not included in the Purchase Price.
(b)	Reflects proceeds of $730.0 million received from the existing $900.0 million revolving credit facility to partially fund the Acquisition. Additional interest expense incurred was calculated using an interest rate of 6.7%, which is the borrowing rate on the date of the transaction. The interest rate on the revolving credit facility adjusts monthly based on a reference to the Secured Overnight Financing Rate (SOFR). If the interest rates were to increase or decrease by 0.125% from the rate assumed, pro forma interest expense would change by approximately $0.7 million for the nine months ended August 31, 2024 and $0.9 million for the year ended November 30, 2023.
(c)	Reflects the elimination of the incremental costs of obtaining a contract with a customer (deferred contract costs) of $4.9 million and $12.5 million from other current assets and other assets, respectively, as these costs are reflected in the value of the customer relationship intangible asset.
(d)	Reflects the reclassification of $5.5 million to right-of-use lease assets and $2.6 million to short-term operating lease liabilities from other assets and other accrued liabilities, respectively, from the abbreviated financial statements of ShareFile to conform the presentation to that of Progress’ based on our preliminary review of the accounting policies and financial statement presentation.
(e)	Reflects the adjustment of ShareFile’s historical identifiable intangible assets to their preliminary estimated fair values, including $318.0 million of customer relationships, $119.0 million of purchased technology, and $27.0 million of trade names, all of which were definite-lived intangible assets. For the purpose of determining pro forma amortization expense to be recorded in the unaudited pro forma condensed combined statements of operations, the total estimated fair value of each identifiable intangible asset was assumed to have a useful life of seven years. For the nine months ended September 1, 2024, ShareFile recognized $36.8 million of amortization expense in costs of revenue and $18.9 million in sales and marketing expenses. For the year ended November 30, 2023, ShareFile recognized $49.1 million of amortization expense in costs of revenue and $25.2 million in sales and marketing expenses.
(f)	Reflects estimated goodwill resulting from the preliminary allocation of the Acquisition Purchase Price to the estimated fair value of the identifiable assets acquired and liabilities assumed in the Acquisition. See Note 2: Transaction Summary above for further information.
(g)	Reflects $22.1 million of deferred tax asset related to the deferred revenue balance of ShareFile, which was calculated using an estimated statutory income tax rate of 24.0% (federal and state). Progress is not responsible for the tax when this revenue is recognized by the Company.
(h)	Reflects $8.5 million of expense in the year ended November 30, 2023 related to the transition services agreement (“TSA”) entered into between Progress and the Seller to support the operations of ShareFile subsequent to closing. The Company expects to exit the TSA prior to one year from the date of Acquisition.
(i)	Reflects the adjustment to income tax expense on the results of operations of ShareFile and the pro forma adjustments for the nine months ended August 31, 2024 and the year ended November 30, 2023, using an estimated statutory income tax rate of 24.0% (federal and state) for both periods. Income tax expense was not allocated to ShareFile in the pre-acquisition abbreviated statements of net revenues and direct expenses.